UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

INSPIRED ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36689	47-1025534
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

(646) 565-3861

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Series B Notes

On June 4, 2025, Inspired Entertainment (Financing) PLC (the “Issuer”), a wholly owned indirect subsidiary of Inspired Entertainment, Inc. (the “Company,” and together with its subsidiaries, the “Group”), entered into a Senior Notes Purchase Agreement (the “Notes Purchase Agreement”) with (among others) Global Loan Agency Services Limited (the “Agent”) as the agent, GLAS Trust Corporation Limited (the “Security Agent”) as the security agent, Barclays Bank plc, HG Vora Special Opportunities Master Fund, Ltd., BSE Investments, Ltd. and HG Vora Opportunistic Capital Master Fund III A LP as the original noteholders, Inspired Entertainment Holdings LLC as topco, DMWSL 633 Limited (the “Parent”) and the Guarantors (as described below) as original guarantors.

Pursuant to the Notes Purchase Agreement, the Issuer issued £270 million aggregate principal amount of Series B Notes (the “Notes”) on June 9, 2025 (the “Closing Date”). The Notes are initially guaranteed by DMWSL 631 Limited, the Issuer, Inspired Entertainment Lotteries LLC, Inspired Gaming (USA) Inc. and Gaming Acquisitions Limited (the “Guarantors”). The terms of the Notes and related guarantees are governed by the Notes Purchase Agreement.

Subject to compliance with customary conditions, the Notes Purchase Agreement allows certain members of the Group to incur additional senior secured indebtedness in the amounts permitted under the Notes, either as a new series of notes or as an additional sub tranche or increase of the Notes.

The Issuer used the proceeds from the offering of the Notes to refinance its existing £235 million senior secured notes due June 1, 2026 (the “Existing Notes”) and £15 million outstanding under its existing revolving credit agreement entered into by, among others, the Issuer and Barclays Bank plc (the “Existing RCF”) and accrued interest and/or fees, in each case (and any related fees, costs and expenses). The Issuer intends to use the balance of the proceeds for general corporate purposes and/or working capital purposes.

The Notes and related guarantees were offered in the United States in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state of the United States, and the Notes and related guarantees may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or local securities laws.

The following is a brief description of the Notes.

Interest and Maturity

The Notes will bear interest at a rate per annum equal to the Sterling Overnight Index Average (SONIA) rate plus a margin (based on the Parent’s consolidated senior secured net leverage ratio) ranging from 6.00% to 5.50% per annum and mature five years from the date of issuance, being June 9, 2030. Interest is (at the election of the Issuer) payable on the Notes monthly, quarterly or semi-annually or by reference to any other period agreed with all the holders.

Ranking

The Notes and related guarantees are senior secured obligations of the Issuer and the Guarantors that (i) rank equally in right of payment to any of the Issuer’s and the Guarantors’ existing and future indebtedness (except as otherwise described in this paragraph); (ii) rank senior in right of payment with all of the Issuer’s and the Guarantor’s existing and future senior subordinated indebtedness; (iii) are effectively junior in right of payment to all of the Issuer’s and the Guarantors’ existing and future secured indebtedness that is secured by assets that do not secure the Notes and the guarantees thereof to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Parent’s subsidiaries that do not guarantee the Notes (other than the Issuer).

Guarantees

The Notes are fully and unconditionally guaranteed on a senior secured first-priority basis by the Guarantors on a joint and several basis.

Security

The Notes and related guarantees are secured, subject to certain permitted collateral liens, on a first-priority basis by certain assets of the Guarantors.

Covenants

The Notes Purchase Agreement contains incurrence covenants that limit the ability of the Parent and the Parent’s restricted subsidiaries to, among other things, (i) incur or guarantee additional debt and issue certain preferred stock of restricted subsidiaries; (ii) create or incur certain liens; (iii) make restricted payments, including dividends or distributions to the Parent’s stockholders or repurchase the Parent’s stock; (iv) prepay or redeem subordinated debt; (v) make certain investments, including participating joint ventures; (vi) create encumbrances or restrictions on the payment of dividends or other distributions by restricted subsidiaries; (vii) sell assets, or consolidate or merge with or into other companies; (viii) sell or transfer all or substantially all of the Parent’s assets or those of the Parent’s subsidiaries on a consolidated basis; and (ix) engage in certain transactions with affiliates. These covenants are subject to exceptions and qualifications as set forth in the Notes Purchase Agreement.

The Notes Purchase Agreement requires that the Parent maintain a maximum consolidated senior secured net leverage ratio of 5.0x on the test date for the relevant periods ending September 30, 2025, December 31, 2025, March 31, 2026, June 30, 2026, September 30, 2026, December 31, 2026 and March 31, 2027, stepping down to 4.75x on June 30, 2027 and each relevant period thereafter (the “Notes Financial Covenant”). The Notes Financial Covenant is calculated as the ratio of consolidated senior secured net debt to consolidated pro forma EBITDA (defined as consolidated net income after adding back certain items including (without limitation) interest expense, taxes, depreciation and amortisation expenses and exceptional or non-recurring costs and losses and after adjusting for certain projected savings and synergies) for the 12-month period preceding the relevant quarterly testing date and is tested quarterly on a rolling basis. The Notes Purchase Agreement does not include a minimum interest coverage ratio or other financial covenants.

The Notes Purchase Agreement is governed by English law.

Events of Default

The Notes Purchase Agreement provides for events of default (subject in certain cases to grace and cure periods) which include, among others, non-payment of amounts when due, breach of covenants or other agreements in the Notes Purchase Agreement, misrepresentations, defaults in payment of certain other indebtedness and certain events of insolvency, material litigation and a “going concern” qualification by the auditors. Subject to certain exceptions, if an event of default occurs, the Agent or the holders of more than 50% of the Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all of the Notes to be due and payable immediately.

Voluntary Redemption

The Issuer may redeem the Notes, in whole or in part, at any time and from time to time prior to the first anniversary of issuance, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium (the “Make Whole”) as set forth in the Notes Purchase Agreement, plus accrued and unpaid interest (if any) up to, but excluding, the redemption date. The Issuer may also redeem the Notes, in whole or in part, at any time and from time to time on or after the first anniversary of issuance but prior to the second anniversary of issuance, at a redemption price equal to 100% of the principal amount thereof, plus 1% of the principal amount redeemed (the “101” and either of the 101 or the Make Whole being the applicable “Call Protection”), plus accrued and unpaid interest (if any) up to, but excluding, the redemption date. On or after the second anniversary of issuance, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) up to, but excluding, the redemption date.

Mandatory Redemption

If a change of control occurs as specified in the Notes Purchase Agreement, the Issuer must offer to purchase the Notes, in cash, at a redemption price equal to 100% of the principal amount thereof plus the applicable Call Protection plus accrued and unpaid interest (if any) up to, but excluding, the redemption date. If the Group generates excess cashflow as specified in the Notes Purchase Agreement, the Issuer must offer to apply an agreed percentage of such excess cash flow (subject to certain deductions and varying by reference to the level of senior secured net leverage at such time) to purchase the Notes, in cash, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (if any) up to, but excluding, the redemption date. In addition, the Indenture may require the Issuer to use excess proceeds from certain asset dispositions for an offer to purchase the Senior Secured Notes at 100% of the principal amount thereof plus the applicable Call Protection (unless made in the first 12 months following issuance and not in an amount exceeding £25 million and made in connection with certain planned disposals by the Group as set out in the Notes Purchase Agreement) plus accrued and unpaid interest (if any) up to, but excluding, the redemption date.

No Registration Rights

The Notes and related guarantees do not have the benefit of any registration rights under the Securities Act.

Listing

An application will be made to The International Stock Exchange Authority Limited to list the Notes on the Official List of The International Stock Exchange and to admit the Notes for trading on the Official List of The International Stock Exchange.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the Notes Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Revolving Credit Facility

In connection with the issuance of the Notes, the Issuer entered into a Senior Facilities Agreement (the “SFA”) on June 4, 2025, with the Agent as agent, the Security Agent as security agent, Barclays Bank plc as original lender (the “Lender”), Inspired Entertainment Holdings LLC as topco and the Guarantors as guarantors, pursuant to which the Lenders agreed to provide, subject to certain conditions, a secured revolving facility in an original principal amount of £17.8 million under which, as of the Closing Date, the Issuer is able to draw funds (the “RCF”). The RCF will terminate 54 months from the Closing Date, being December 9, 2029.

Subject to compliance with customary conditions, the SFA allows certain members of the Group to incur additional senior secured, second lien and unsecured indebtedness in the amounts permitted under the Notes, either as a new facility or as an additional sub tranche or increase of the RCF.

Proceeds from the RCF, if drawn, may be used towards financing and/or refinancing (directly or indirectly) the general corporate and/or working capital purposes of the Group (including, without limitation, restructuring costs or charges and any acquisitions or investments).

The funding of the RCF is subject to customary conditions set forth in the SFA, including documentary conditions precedent which are to be satisfied on the Closing Date.

The loans under the RCF will bear interest at a rate per annum equal to (i) SONIA for borrowings in sterling, (ii) LIBOR for borrowings in dollars, or (iii) EURIBOR for borrowings in Euro, as applicable, plus, in each case, a margin (based on the Company’s consolidated senior secured net leverage ratio) ranging from 3.75% to 3.25% per annum. With respect to the RCF, a commitment fee of 35% of the then applicable margin is payable at any time on any unutilized portion of the RCF.

The SFA contains various covenants (which include restrictions regarding the incurrence of liens, the incurrence of indebtedness by the Company’s subsidiaries and fundamental changes, subject in each case to certain exceptions), representations, warranties, limitations and events of default (which include non-payment, breach of obligations under the financing documents, cross default, insolvency and litigation) customary for similar facilities and subject to customary carve-outs and grace periods. Following the occurrence of an event of default which has not been waived or remedied, the Lenders who represent more than 50% of total commitments under the SFA may, subject to the terms of an intercreditor agreement (which governs the relationship between the Lenders and the holders of the Notes), instruct the agent to (i) accelerate the RCF loans, (ii) instruct the security agent to enforce the transaction security and/or (iii) exercise any other remedies available to the Lenders.

The SFA requires that the Company maintain a maximum consolidated senior secured net leverage ratio of 5.50x on the test date for the relevant periods ending September 30, 2025, December 31, 2025, March 31, 2026, June 30, 2026, September 30, 2026, December 31, 2026 and March 31, 2027, stepping down to 5.25x on June 30, 2027 and each relevant period thereafter (the “RCF Financial Covenant”). The RCF Financial Covenant is calculated as the ratio of consolidated senior secured net debt to consolidated pro forma EBITDA (defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense) for the 12-month period preceding the relevant quarterly testing date and is tested quarterly on a rolling basis. The SFA does not include a minimum interest coverage ratio or other financial covenants.

The outstanding principal amount of each advance under the RCF is payable on the last day of the interest period relating to such advance, unless such advance is rolled over on a cashless basis in accordance with customary rollover provisions contained in the SFA, with a final repayment on the date that is 54 months from the Closing Date.

The SFA is governed by English law.

In the event that a Lender breaches its obligations under the SFA, otherwise repudiates or rescinds the SFA or any other finance document or is subject to an insolvency event, the Issuer is entitled to prepay the amounts owed to such Lender, cancel its undrawn commitments and replace it with another financial institution of the Company’s choosing who is willing to join the SFA as a Lender. Subject to the foregoing, recourse against the Lenders by the Company or its subsidiaries that are party to the SFA would, absent fraud or other criminal behavior, generally be limited to remedies for breach of contract.

The foregoing description of the SFA does not purport to be complete and is qualified in its entirety by reference to the SFA, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated into this Item 1.02 by reference. In addition, the information set forth in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 20, 2021, is incorporated into this Item 1.02 by reference.

In connection with the entry into each of the Notes Purchase Agreement and the SFA, on June 9, 2025, (i) the Issuer redeemed the Existing Notes and terminated the indenture dated May 20, 2021 pursuant to which the Existing Notes had been issued, and (ii) the Issuer prepaid in full all outstanding loans under the Existing RCF and terminated the Super Senior Revolving Credit Facilities Agreement dated May 20, 2021.

Certain Relationships

In the ordinary course of their respective businesses, certain of the agents and lenders, or their respective affiliates, under the Notes, the RCF, the Notes Purchase Agreement, the SFA the Existing Notes and the Existing RCF (and related documentation) have performed, and may in the future perform, commercial banking, investment banking, advisory or other financial services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 9, 2025, the Company issued a press release announcing the private placement of the Notes and the establishment of the RCF and certain details of the Notes and the RCF (including their pricing and tenor). A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Note Certificate relating to the Series B Notes (included in Exhibit 10.1)
10.1	Senior Notes Purchase Agreement dated June 4, 2025 by and among Inspired Entertainment Holdings LLC as topco, DMWSL 633 Limited as the original company, DMWSL 631 Limited as the successor company, Inspired Entertainment (Financing) PLC, as original issuer, the Guarantors defined therein, Barclays Bank plc, HG Vora Special Opportunities Master Fund, Ltd., BSE Investments, Ltd. and HG Vora Opportunistic Capital Master Fund III A LP as original noteholders, Global Loan Agency Services Limited as agent and GLAS Trust Corporation Limited as security agent
10.2	Senior Facilities Agreement dated June 4, 2025, by and among Inspired Entertainment Holdings LLC as topco, DMWSL 633 Limited as the original company, DMWSL 631 Limited as the successor company, Inspired Entertainment (Financing) PLC, as original borrower, the Guarantors defined therein, Barclays Bank plc as original lender, Global Loan Agency Services Limited as agent and GLAS Trust Corporation Limited as security agent
99.1	Press Release issued by Inspired Entertainment, Inc. on June 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2025

INSPIRED ENTERTAINMENT, INC.

By:	/s/ Simone Camilleri
Name:	Simone Camilleri
Title:	General Counsel